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                                                                    Exhibit 23.1

            Consent of Ernst & Young LLP, Independent Auditors

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Cell Therapeutics, Inc. and related Prospectus of Cell Therapeutics, Inc. for the registration of 6,198,087 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements of Cell Therapeutics, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Seattle, Washington

April 28, 2000